Exhibit 10.2

Ruby Creek Resources Ltd.
600 - 890 West Pender St.
Vancouver, B.C.
V6C 1K4

July 9, 2008

Carl von Einsiedel
Ram Exploration Ltd.
1124 - 470 Granville St.
Vancouver, B.C.

Re: More Creek Claims - payment schedule

Carl,

Could you please confirm by signing below that you are willing to amend our agreement, dated July 15, 2006, regarding the More Creek Property such that the payment schedule is now the following:

The cash payments will total CDN$100,000 over 4 years, payable as follows:

(a)  $2,500 on October 15, 2006 (paid);

(b)  $10,000 on July 15, 2007 amended to payment of $2,000 on April 15,2008 (paid): $1,500 payable on September 30, 2008: and $6,500 payable on March 1, 2009;

(c)  $3,000 payable on June 30,2009 and $12,000 on July 31, 2009;

(d)  $20,000 on November 30, 2009; and

(e)  $52,500 on November 30, 2010.

The Property is subject to a 2% net smelter return royalty ("NSR") of which 1% can be repurchased at any time by the vendor for $1,000,000. The Property is comprised of 8 mineral claims covering a total of 2,919 hectares and title is held in the name of the vendor. Title will be transferred to the Company upon receipt of all of the cash payments, as described above.

Sincerely,

"Brian Roberts"

Brian Roberts,
President,
Ruby Creek Resources

Approved:

"Carl von Einsiedel"
Carl von Einsiedel- Ram Explorations